Exhibit 99.1

Chart Industries Signs Definitive Agreement to Divest Its Oxygen-Related

Products Business for $133.5 Million to NGK Spark Plug Co., Ltd.

Atlanta, GA | October 1, 2018 | Chart Industries, Inc. (NASDAQ: GTLS) today announced that it has signed a definitive agreement to divest its oxygen-related products business within the BioMedical segment to NGK Spark Plug Co., Ltd. (“NGK Spark Plug”) for $133.5 million. The sale is expected to close within the fourth quarter of 2018, following the satisfaction of customary closing conditions, including regulatory requirements.

Chart’s President and Chief Executive Officer, Jill Evanko, commented “This is a logical next step for our business and a strategic decision that will further enable us to concentrate on our core businesses that share common customers, technologies and end markets. We are excited to have a strategic buyer in NGK Spark Plug, in particular given their commitment to support and expand their oxygen-related products business.”

A portion of the BioMedical segment related to Chart’s cryogenic products and technological expertise (Cryobiological) is excluded from the sale. Chart’s Cryobiological product line will be managed by and report through the Distribution & Storage Western Hemisphere segment, effective immediately.

Credit Suisse served as exclusive financial advisor and Winston & Strawn LLP served as legal advisor to Chart.

Chart will hold a conference call on Tuesday, October 2, 2018 at 9:30am eastern time to provide further information on the strategic capital deployment and business alignment. A supplemental deck will be posted on the Chart website at www.chartindustries.com under “investor relations” on the morning of the conference call. This webcast can be accessed through the Company’s website, www.chartindustries.com. Participants may also join the conference call by dialing (877) 312-9395 in the U.S. or (970) 315-0456 from outside the U.S. Please log in or dial in five to ten minutes prior to the scheduled start time.

Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, future orders, revenues, margins, earnings or performance, liquidity and cash flow, capital expenditures, business trends, and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this news release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include Chart’s ability to close the sale of its oxygen-related products business within the BioMedical segment and the risks and uncertainties found in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

Chart is a leading diversified global manufacturer of highly engineered equipment for the industrial gas, energy, and biomedical industries. The majority of Chart’s products are used throughout the liquid gas supply chain for purification, liquefaction, distribution, storage and end-use applications, a large portion of which are energy-related. Chart has domestic operations located across the United States and an international presence in Asia, Australia, Europe and Latin America. For more information, visit: http://www.chartindustries.com.

Contact:

Jillian Evanko

Chief Executive Officer

(770) 721-7739

Jillian.Evanko@chartindustries.com

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